FORM 8 - K

                       SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549-1004


                                   FORM 8 - K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




                         Date of Report: August 21, 1997



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579




         State of Incorporation                  IRS Employer Identification No.
               Delaware                                     06-0495050





                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000


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Pitney Bowes Inc. - Form 8-K
Page 2 of 3

Item 2:  Acquisition or Disposition of Assets

Stamford, Connecticut, August 21, 1997 -- Pitney Bowes Credit Corporation ("PBCC"), a wholly-owned subsidiary of Pitney Bowes Inc., announced that it has entered into an agreement with GATX Capital Corporation ("GATX Capital"), a subsidiary of GATX Corporation, that will reduce PBCC's external large-ticket finance portfolio by approximately $1.2 billion. This represents approximately 50 percent of PBCC's current external large-ticket portfolio. This agreement reflects PBCC's ongoing strategy of focusing on fee-and service-based revenue rather than asset based income.

Under the terms of the agreement, PBCC will transfer external large-ticket finance assets through a direct sale to GATX Capital and an investment in a limited liability company. PBCC expects to receive approximately $1 billion in cash through the end of the year and a 50 percent share in the limited liability company, in which PBCC and GATX Capital would each retain approximately $200 million of equity. The transaction is subject to a number of conditions to closing, which include certain regulatory approvals. The transaction is expected to close during the third and fourth quarters of 1997. There is no assurance, however, that the transaction will close in a timely manner or at all.


Item 7:  Financial Statements and Exhibits

   (c) Exhibits (numbered in accordance with Item 601 of Regulation S-K)

       Reg. S-K                Status or                      Incorporation
       Exhibits                Description                    by Reference

           (99)                Release dated                  See Exhibit (i)
                               August 21, 1997





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Pitney Bowes Inc. - Form 8-K
Page 3 of 3







Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      PITNEY BOWES INC.

August 27, 1997



                      /s/ M. L. Reichenstein
                      ----------------------------------------
                      M. L. Reichenstein
                      Vice President - Chief Financial Officer
                      (Principal Financial Officer)




                      /s/ A. F. Henock
                      ----------------------------------------
                      A. F. Henock
                      Vice President - Controller
                      and Chief Tax Counsel
                      (Principal Accounting Officer)